UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange At of 1934


                Date of report (Date of earliest event reported):
                                 August 11, 2005

                      NORTH ATLANTIC TRADING COMPANY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

           333-31931                                13-3961898
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      (Commission File Number)             (IRS Employer Identification No.)

         257 Park Avenue South
           New York, New York                         10010-7304
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  (Address of Principal Executive Offices)             (Zip Code)

                                 (212) 253-8185
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a)

           On August 11, 2005, North Atlantic Trading Company, Inc. (the "Company") concluded that its previously issued consolidated financial statements as of and for the year ended December 31, 2004 and as of and for the three months ended March 31, 2005 should be restated to correct the computation of valuation allowance for deferred tax assets for these periods.

           During the fourth quarter of 2004, the Company and its subsidiaries provided a full valuation allowance against its net deferred tax assets. Following a review of the Company's deferred tax assets and deferred tax liabilities, the Company determined that in calculating the valuation allowance, deferred tax liabilities relating to inventories and tax-deductible goodwill had been inappropriately netted against certain deferred tax assets relating to purchased intangibles. It cannot be determined that the temporary differences related to inventories and goodwill will reverse during the time period in which the Company's temporary differences related to its deferred tax assets are expected to reverse or expire. Therefore, these deferred tax liabilities should not have been utilized to reduce the amount of the valuation allowance against deferred tax assets. This resulted in an understatement of the valuation allowance in the amount of these deferred tax liabilities of $9.8 million and $10.0 million as of December 31, 2004 and March 31, 2005, respectively, and an understatement of income tax expense of $9.8 million and $0.2 million for the year ended December 31, 2004 and for the three months ended March 31, 2005, respectively. The correction of this understatement has the effect of increasing deferred tax liabilities, increasing accumulated deficit and decreasing net income, with no effect on net cash flows, as of and for the year ended December 31, 2004 and as of and for the three months ended March 31, 2005. The Company evaluated the materiality of this correction on its consolidated financial statements using the guidelines of Staff Accounting Bulletin No. 99, "Materiality," and concluded that the effects of the corrections were material to its consolidated financial statements relating to these periods. As a result, the Company concluded that it will restate such previously issued consolidated financial statements to recognize the impact of the correction.

           Accordingly, on August 11, 2005, the Audit Committee concluded that the Company's consolidated financial statements as of and for the year ended December 31, 2004 and as of and for the three months ended March 31, 2005 should no longer be relied upon as a result of the Company's determination to restate its consolidated financial results, as discussed above. These financial statements will be restated and filed with the Securities and Exchange Commission via a 10-K/A as of and for the year ended December 31, 2004 and a 10-Q/A as of and for the three months ended March 31, 2005.

           On August 11, 2005, the Audit Committee of the Board of Directors discussed the matters relating to this restatement with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP.


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
           The Company has determined that, as of December 31, 2004, it had a deficiency in internal controls over the valuation of deferred income tax assets. Specifically, the Company did not have adequate controls over the accounting for and the review and approval of income tax related financial statement accounts requiring a significant degree of technical knowledge related to deferred tax assets and liabilities. As a result of the ineffective review, an error in the deferred tax valuation allowance was not detected prior to the issuance of the 2004 consolidated financial statements. This control deficiency resulted in the restatement of the Company's 2004 annual and first quarter 2005 consolidated financial statements. In addition, unless effectively remediated, this control deficiency could result in a misstatement to deferred tax valuation allowance that could result in a material misstatement to the annual or interim financial statements. Accordingly, management determined that this control deficiency constitutes a material weakness. A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

           The Company is in the process of determining the remedial steps necessary to eliminate the material weakness relating to financial disclosure controls that resulted in the restatement and intends to engage the services of consultants with appropriate levels of income tax accounting knowledge to assist in the review of complex tax matters.






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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTH ATLANTIC TRADING COMPANY, INC.


                                       By:   /s/ Douglas P. Rosefsky
                                             -----------------------------------
                                       Name:   Douglas P. Rosefsky
                                       Title:  President

Date: August 15, 2005








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